UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 25, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 25, 2006, Pharmacopeia Drug Discovery, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the Collaboration and License Agreements, effective as of July 9, 2003 and as amended by Amendment No. 1 dated July 27, 2006, between (i) the Company and Schering Corporation and (ii) the Company and Schering-Plough Ltd. (collectively, the “2003 Agreements”).   Amendment No. 2 extends the terms of the Company’s existing collaborations with Schering-Plough from October 7, 2006 to April 7, 2007.  Amendment No. 2 provides that from October 8, 2006 until April 7, 2007, the Company will continue to provide ten (10) chemistry full time employees (“FTEs”) for the performance of the Schering-Plough collaborations.

The FTE funding to be paid by Schering-Plough to the Company under Amendment No. 2 will compensate the FTE efforts through April 7, 2007.  After the term, the Company will continue to be entitled to payments resulting from the successful achievement by Schering-Plough, if any, of preclinical and clinical milestones as well as royalty payments from sales, if any, of products resulting from compounds delivered by the Company and accepted by Schering-Plough under the collaborations.

The press release related to entering into Amendment No. 2 is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit
Number

99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

By:	/s/ Brian M. Posner
Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date:        September 28, 2006